UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 11, 2013

TITANIUM GROUP LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	0-52415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2101, 21/F, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code:  +(852) 3679 3110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 8, 2013, the Board of Directors of Titanium Group Limited (the “Company”) made the decision to deregister the Company’s common stock, par value $0.01 per share (the “Common Stock”) because the financial and other costs to the Company of remaining a U.S. public company far outweigh the benefits to the Company and its shareholders of having the Common Stock registered. In particular, the difficulties faced by smaller Chinese companies in raising capital in the United States make it impossible to justify the significant expenses associated with audit, legal, regulatory and related expenses. By deregistering its Common Stock, the Company will be able to focus all of its efforts on continuing to grow its core business.

Accordingly, the Company has filed a Form 15 terminating the registration of the Company’s Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company is relying on Rules 12g-4(a)(1) and 12h-3(b)(1)(i) under the Exchange Act, to terminate its duty with respect to the Common Stock. Accordingly, the Section 12(g) registration will be terminated 90 days after the filing of the Form 15, at which time the Company will have no further reporting obligations under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titanium Group Limited

Date: March 11, 2013	By:	/s/ Huaming LAI
Huaming LAI
Chief Executive Officer and President
(Principal Executive Officer)